Exhibit 21
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ANCHOR NATIONAL LIFE INSURANCE COMPANY AND CONSOLIDATED SUBSIDIARIES

                        LIST OF SUBSIDIARIES

List of subsidiaries and certain other affiliates with percentage of voting securities owned by Anchor National Life Insurance Company or Anchor National Life Insurance Company's subsidiary which is the immediate parent.

                                                   PERCENTAGE OF VOTING
                                                   SECURITIES OWNED BY THE
                                                   COMPANY OR COMPANY'S
                                                   SUBSIDIARY WHICH IS THE
NAME OF COMPANY                                    IMMEDIATE PARENT
---------------                                    ------------------------

CALIFORNIA CORPORATIONS:                                         %
   SAM Holdings Corporation                                    100
   Sun Royal Holdings Corporation                              100

DELAWARE CORPORATIONS:
   Saamsun Holdings Corp.                                      100
   Royal Alliance Associates, Inc.                             100
   SunAmerica Asset Management Corp.                           100
   SunAmerica Capital Services, Inc.                           100
   SunAmerica Fund Services, Inc.                              100